UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2013

NT Mining Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-27715	94-3342064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 – 1641 Lonsdale Avenue North Vancouver, BC		V7M 2J5
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 604-249-5001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NT Mining signs an exclusive licensing and distribution agreement

Las Vegas, NV – January 16, 2013 – NT Mining Corporation (OTC.QB: NTMG) (NT or the Company) announces it has signed an exclusive licensing and distribution agreement to sell and market the iPMine communication and mine-safety system in the European continent.

iPMine is a real-time 2-way wireless/wireline system that tracks, monitors, and communicates with miners and equipment underground and above ground. The location information of the miners and equipment is collected and displayed live in real time on one or more viewing monitoring stations against a background of the mine’s terrain map. iPMine’s scalability and flexibility features make it ideal to be deployed in any mine size supporting multiple sites. iPMine utilizes the Internet Protocol technology and Wi-Fi/802.11x wireless mesh network standards, providing the ability to introduce new features in a much faster timeframe, and can support any standard Wi-Fi device or IP-based application.

The terms of the agreement includes exclusivity for the European market for a 5-year term renewable to an additional 5-year term and first right of refusal to acquire the entire iPMine intellectual property. The iPMine business unit will operate under the Company’s newly set-up subsidiary, iPTerra Technologies, Inc. For more information, please visit the web site at www.ipterra.net.

“This agreement represents an important milestone to broaden and accelerate our customer and revenue growth strategy,” said Carman Parente, president and & CEO of NT Mining.

Contact:

NT Mining Corporation

Tel:

1-888-777-8777

Fax:

1-800-320-9401

Email:

info@ntminingcorp.com

Web:

www.ntminingcorp.com

Certain statements included in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, plans and timing for the introduction or enhancement of our services and products, statements about future market conditions, supply and demand conditions, and other expectations, intentions and plans contained in this press release that are not historical fact and involve risks and uncertainties. Our expectations regarding future revenues depend upon our ability to develop and supply products and services that meet defined specifications. When used in this press release, the words "plan," "expect," "believe," and similar expressions generally identify forward-looking statements. These statements reflect our current expectations.

develop and supply products and services that meet defined specifications. When used in this press release, the words "plan," "expect," "believe," and similar expressions generally identify forward-looking statements. These statements reflect our current expectations.